EXHIBIT 3


                             JOINT FILING AGREEMENT


                  THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 17th day of March 2005, by and among Maria Esther Aguirre Gomez, Francisco de Jesus Aguirre Gomez, Maria Adriana Aguirre Gomez, Ana Maria Aguirre Gomez, Carlos de Jesus Aguirre Gomez, Rafael Felipe de Jesus Aguirre Gomez, Jose Manuel Aguirre Gomez, BBVA Bancomer, S.A., as Trustee of Trust No. F/23020-1 and BBVA Bancomer, S.A., as Trustee of Trust No. F/29307-6.

                  Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on any
Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of Grupo Radio Centro, S.A. de C.V., a sociedad anonima de capital variable, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by it pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



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BBVA BANCOMER, S.A.,
as Trustee of Trust No. F/23020-1, and
solely on behalf of Trust No. F/23020-1

/s/ Alfredo Azpeitia Mera
-------------------------------------
By:  Alfredo Azpeitia Mera
Attorney-in-Fact


BBVA BANCOMER, S.A.,
as Trustee of Trust No. F/29307-6, and
solely on behalf of Trust No. F/29307-6

/s/ Alfredo Azpeitia Mera
-------------------------------------
By:  Alfredo Azpeitia Mera
Attorney-in-Fact


              *
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Maria Esther Aguirre Gomez
              *
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Francisco de Jesus Aguirre Gomez
              *
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Maria Adriana Aguirre Gomez
              *
-------------------------------------
Ana Maria Aguirre Gomez
              *
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Carlos de Jesus Aguirre Gomez
              *
-------------------------------------
Rafael Felipe de Jesus Aguirre Gomez
              *
-------------------------------------
Jose Manuel Aguirre Gomez


*    /s/ Alfredo Azpeitia Mera
     --------------------------------
     By:  Alfredo Azpeitia Mera
     Attorney-in-Fact